Exhibit 10.54

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

OF

CAN B̅ CORP.

This Amendment to the Common Stock Purchase Warrant of Can B̅ Corp. (this “Amendment”), dated February 27, 2023, is made by and between Can B̅ Corp., a Florida corporation (the “Company”) and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (“Walleye”, collectively with the Company, the “Parties”) in order to amend that certain Common Stock Purchase Warrant, dated August 30, 2022 (the “Warrant”), issued by the Company to Walleye.

WITNESSETH:

WHEREAS, the Parties wish to amend the exercise price and other related provisions of the Warrant.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Warrant.

2. Amendments to Warrant.

a.	The second recital of the Warrant is hereby amended to read in its entirety as follows:

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 12 below. For purposes of this Warrant, the term “Exercise Price” shall mean the lower of (a) $5.40 per share of Common Stock or (b) 90% of the lowest VWAP during the five (5) Trading Days preceding the date of the delivery of an Exercise Notice pursuant to this Warrant. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX or any other Trading Market, and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Borrower, the fees and expenses of which shall be paid by the Borrower. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

b.	Section 2(b) of the Warrant is hereby amended such that the following sentence is deleted in its entirety:

Notwithstanding the foregoing, the Holder may only enforce its rights under this Section 2(b) after the date that is one hundred eights (180) calendar days after the Issuance Date, provided, however, that at such times the Holder may enforce its rights to all adjustments under this Section 2(b) that apply even if the Dilutive Issuance occurred prior to the date that is one hundred eighty (180) calendar days after the Issuance Date, provided, further, that (i) if the Exercise Price is adjusted to the Uplist Exercise Price as described in this Warrant and (ii) that the Note has been repaid in the entirety pursuant to Section 1.10 of the Note, then the Holder shall never be entitled to enforce its rights to the adjustments under this Section 2(b) with respect to any Dilutive Issuance(s).

3. Limited Nature of Amendments and Waivers. This Amendment is limited as provided herein and does not extend to any other provisions of the Warrant not specified herein nor to any other matter. Except as expressly amended hereby, the terms and provisions of the Warrant shall remain in full force and effect.

4. Effectiveness. This Amendment shall become effective as of the date hereof.

5. Counterparts; Execution. This Amendment may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

6. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CAN B̅ CORP.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer

WALLEYE OPPORTUNITIES MASTER FUND LTD

By:	/s/ William England
Name:	William England
Title:	Chief Executive Officer of the Manager

3